EXHIBIT 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	847-646-4538	847-646-5494
	cec@kraft.com	ir@kraft.com

KRAFT FOODS SETS FINAL EXCHANGE RATIO OF 0.6606

FOR SPLIT-OFF OF THE POST CEREALS BUSINESS

Exchange Offer to Expire on August 4, 2008

NORTHFIELD, Ill.—August 1, 2008 — Kraft Foods Inc. (NYSE: KFT) today announced that the final exchange ratio for the tax-efficient split-off of its Post cereals business is set at 0.6606 shares of Cable Holdco, Inc. common stock for each Kraft common share validly tendered and not withdrawn pursuant to the exchange offer. As previously announced, Kraft entered into a definitive agreement on November 15, 2007, to distribute and merge its Post cereals business into Ralcorp.

The split-off transaction is in connection with the merger of Cable Holdco, a wholly owned subsidiary of Kraft that will own certain assets and liabilities of the Post cereals business, and a subsidiary of Ralcorp Holdings, Inc. (NYSE: RAH).

In this split-off transaction, Kraft shareholders have the option to exchange their shares of Kraft common stock for shares of Cable Holdco common stock. The Cable Holdco common stock will then immediately be exchanged for shares of Ralcorp common stock on a one-for-one basis following the merger of Cable Holdco and a Ralcorp subsidiary. Ultimately, at the conclusion of this exchange offer and the subsequent merger of Cable Holdco and a subsidiary of Ralcorp, Kraft shareholders will own 0.6606 shares of Ralcorp for each Kraft share exchanged. The exchange is expected to be tax-free to participating Kraft shareholders for U.S. federal income tax purposes.

The exchange offer will expire at 8:00 a.m., New York City time, on August 4, 2008, and will coincide with the closing of the merger of the Post cereals business and Ralcorp. The transactions are subject to customary closing conditions.

A total of 30,466,805 shares of Cable Holdco are being offered in exchange for Kraft common stock, subject to adjustments in certain circumstances.

Based on the final exchange ratio and no adjustments to the amount of Cable Holdco shares being offered, Kraft will accept for exchange a maximum of 46,119,899 Kraft common shares. The exchange offer will be subject to proration if more than 46,119,899 Kraft common shares are validly tendered and not withdrawn. If the exchange offer is consummated but not fully subscribed, then the remaining shares of Cable Holdco common stock owned by Kraft will be distributed as a pro rata dividend to Kraft shareholders.

ABOUT KRAFT FOODS INC.

For more than a century, Kraft (www.kraft.com) has offered delicious foods and beverages that fit the way consumers live. Today, we are turning the brands that consumers have lived with for years into brands they can’t live without. Millions of times a day in more than 150 countries, consumers reach for their favorite Kraft brands, including nine with revenues exceeding $1 billion: Kraft cheeses, dinners and dressings; Oscar Mayer meats; Philadelphia cream cheese; Maxwell House coffee; Nabisco cookies and crackers and its Oreo brand; Jacobs coffees; Milka chocolates; and LU biscuits. Kraft is one of the world’s largest food and beverage companies with annual revenues exceeding $37 billion, more than 100,000 employees and more than 180 manufacturing and processing facilities globally. The company is a member of the Standard & Poor’s 500 index as well as the Dow Jones Sustainability Index and Ethibel Sustainability Index.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that we intend to distribute via a split-off transaction all of the outstanding shares of Cable Holdco; that we expect the exchange to be tax-free to participating Kraft shareholders; that the transactions are subject to customary closing conditions; the expiration date of the offer; the number of shares that will be offered in the exchange; the number of shares Kraft accepts in the exchange; and the number of Cable Holdco shares to be distributed as a pro rata dividend. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in the forward-looking statements. Such factors include, but are not limited to, delays in or a failure to consummate the transaction. For additional information on these and other factors that could affect our forward-looking statements, see our filings with the SEC, including our most recently filed Annual Report on Form 10-K/A and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statements in this press release.

NON-SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION

In connection with the proposed acquisition by Ralcorp of the Post cereals business from Kraft, Cable Holdco has filed a registration statement (including a prospectus) on Form S-4 and Form S-1 with the SEC (Reg. No. 333-150212). Ralcorp has filed a registration statement on Form S-4 with the SEC that also includes the prospectus (Reg. No. 333-150222). Shareholders are urged to read the prospectus and any other relevant documents, because they contain important information about Kraft, Ralcorp and the proposed transaction. The final prospectus has been sent to shareholders of Kraft. The prospectus and the other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov.

POST-COMMENCEMENT WRITTEN COMMUNICATIONS

In connection with the exchange offer for the split-off of the shares of common stock of Cable Holdco, Kraft filed on June 25, 2008 a tender offer statement with the SEC. Investors and security holders are urged to read the tender offer statement, because it contains important information. Investors and security holders may obtain a free copy of the tender offer statement and other documents filed by Kraft with the SEC from the SEC’s web site at www.sec.gov.

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